                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement                      [_] Confidential, for Use of the Commission
[_] Definitive Proxy Statement                           Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                                IdeaMall, Inc.
           -------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


    Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

    Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:


================================================================================

                                IDEAMALL, INC.
                             2555 W. 190th Street
                          Torrance, California 90504
                                _______________

                   Notice of Annual Meeting of Stockholders
                                 June 19, 2001
                                _______________

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of IdeaMall, Inc., a Delaware corporation (the ''Company''), will be held at the Company's headquarters, located at 2555 W. 190th Street, Torrance, California 90504 on Tuesday, June 19, 2001 at 10:00 a.m. local time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect five directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To approve and adopt an amendment to the Company's certificate of incorporation to change the name of the Company to "PC Mall, Inc.";

     3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 10, 2001, are entitled to notice of and to vote at the meeting of or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 2555 W. 190th Street, Torrance, California 90504, for a period of ten days prior to the Annual Meeting.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 2000, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                  By Order of the Board of Directors,

                                  /s/ Frank F. Khulusi

                                  Frank F. Khulusi
                                  Chairman of the Board, President and
                                  Chief Executive Officer

Torrance, California
May 22, 2001

                                IDEAMALL, INC.
                             2555 W. 190th Street
                          Torrance, California 90504
                                _______________

                                PROXY STATEMENT
                                _______________

                 Annual Meeting of Stockholders--June 19, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished by the Board of Directors of IdeaMall, Inc., a Delaware corporation (the ''Company''), in connection with the solicitation of Proxies to be used at the Annual Meeting of Stockholders (the ''Meeting'') of the Company to be held on Tuesday, June 19, 2001, at 10:00 a.m. local time, at the Company's headquarters, located at 2555 W. 190th Street, Torrance, California 90504, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to stockholders on or about May 22, 2001.

     The close of business on May 10, 2001 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 10,433,866 shares of common stock, par value $.001 per share (the ''Common Stock''). On all matters which will come before the Meeting, each stockholder or his or her Proxy will be entitled to one vote for each share of Common Stock of which such stockholder was the holder on the record date.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

     The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 10, 2001 by: (i) each of the Company's executive officers included in the Summary Compensation Table set forth under the caption ''Executive Compensation''; (ii) each director; (iii) all current directors and executive officers of the Company as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Percentage ownership is based on an aggregate of 10,433,866 shares of the Company's Common Stock outstanding on May 10, 2001.

                                                 Number of Shares       Percent of Shares
Name and Address(1)                             Beneficially Owned      Beneficially Owned
-------------------                             ------------------      ------------------
Frank F. Khulusi..............................        1,866,660(2)            17.7%
Sam U. Khulusi................................        1,926,585(3)            18.4%
Daniel J. DeVries.............................          164,900(4)             1.6%
Scott W. Klein (5)............................          105,000(6)             1.0%
Theodore R. Sanders...........................           40,300(7)              *
Thomas A. Maloof..............................           15,000(8)              *
Ronald B. Reck................................           13,750(9)              *
Mark C. Layton (10)...........................                0                 *
All current directors and executive officers
  as a group (7 persons)......................        4,027,195(11)           37.2%

------------
*    Less than 1%

(1) Unless otherwise indicated, the address for each person is 2555 W. 190th Street, Torrance, California 90504.

(2) Includes (i) 8,575 shares held in trust for the benefit of the children of Basimah Khulusi, and (ii) 125,000 shares underlying options which are presently vested or will vest within 60 days of May 10, 2001.

(3) Includes 23,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

(4) Includes 164,300 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001. Excludes 40,000 shares of eCOST.com (a wholly-owned subsidiary of the Company) issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

(5)  Mr. Klein was an executive officer of the Company until March 2001.

(6) Includes (i) 65,000 shares issuable upon exercise of stock options which are presently vested, and (ii) 18,000 shares held by Mr. Klein's spouse. Excludes 30,000 shares of eCOST.com issuable upon exercise of stock options which are presently vested.

(7) Includes 40,300 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001. Excludes 10,000 shares of eCOST.com issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

(8) Includes 15,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

(9) Includes 10,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

(10) Mr. Layton was appointed to the Board of Directors in May 2001.

(11) This figure includes an aggregate of 377,600 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001. The figure excludes an aggregate of 50,000 shares of eCOST.com issuable upon exercise of stock options which are presently vested or will vest within 60 days of May 10, 2001.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

     Five directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as directors, if elected. The Board of Directors proposes for election the nominees listed below.

     The table below gives certain information concerning the nominees:

                                                                        Director
         Name                  Age                Position               Since
         ----                  ---                --------               -----
    Frank F. Khulusi........    34   Chairman of the Board,President and  1987
                                     Chief Executive Officer
    Sam U. Khulusi(1).......    45   Director                             1987
    Thomas A. Maloof(1)(2)..    49   Director                             1998
    Ronald B. Reck(2).......    52   Director                             1999
    Mark C. Layton(2).......    41   Director                             2001
---------------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

     Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's inception in 1987. Mr. Khulusi served as President of the Company from the Company's inception in 1987 until July 1999, and resumed the office of President in March 2001. Mr. Khulusi is also the Chairman of eCOST.com and eLinux, both subsidiaries of the Company. He is the brother of Sam U. Khulusi. From July 1999 to September 1999, Mr. Khulusi served as President of Toytime, Inc., an online retailer of toys. In July 2000, a petition for involuntary bankruptcy was filed against Toytime under Chapter 11 of the United States Bankruptcy Code, which was dismissed by a federal bankruptcy court in November 2000.

     Sam U. Khulusi is a co-founder of the Company and served as Executive Vice President and Chief Operating Officer of the Company from October 1994 until February 1996. From 1987 until October 1994, Mr. Khulusi served as Chief Financial Officer of the Company. Mr. Khulusi currently is the Chairman and Chief Executive Officer of Vibex Software, an Internet software company. Mr. Khulusi is also a director of ERUCES, Inc., a provider of data protection and security solutions. He is the brother of Frank F. Khulusi.

     Thomas A. Maloof has served as a director of the Company since May 1998. Since January 2001, Mr. Maloof has served as the Chief Financial Officer of HMC, Inc., a hospitality company. From February 1998 to November 2000, Mr. Maloof served as President of Perinatal Practice Management, Inc. From September 1997 until February 1998, Mr. Maloof served as Chief Financial Officer of Prospect Medical Holdings. From January 1995 until September 1997, Mr. Maloof was the Chief Executive Officer of Prime Health of Southern California.

     Ronald B. Reck has served as a director of the Company since April 1999. Mr. Reck was employed by Applebee's International, from 1987 to 1997, serving most recently as Executive Vice President and Chief Administrative Officer. Since 1998, Mr. Reck has served as President and Chief Executive Officer of Joron Properties, LLC, a real estate company.

     Mark C. Layton became a member of the Board of Directors of IdeaMall in May 2001. Mr. Layton currently serves as Chairman, President and Chief Executive Officer of PFSweb, Inc., a provider of business infrastructure services. From 1988 through 1999, Mr. Layton served in various roles at Daisytek International, a global distributor of office consumables and computer supplies, most recently as Chairman, President and Chief Executive Officer. Prior to joining Daisytek, Mr. Layton served as a management consultant with Andersen Consulting for eight years, specializing in wholesale and retail distribution and technology. Mr. Layton also serves as an Associate Editor for the Center for Cycle Time Research at the University of Memphis, and serves on the Dean's Advisory Council at Northern Arizona University College of Business Administration.

Voting Information

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect all of the nominees. A stockholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the Meeting, has no effect. In addition, although broker ''non-votes'' will be counted for purposes of attaining a quorum, they will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

    All of the nominees have agreed to serve the Company as directors if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Meetings and Committees of the Board of Directors

    During the fiscal year ended December 31, 2000, the Board of Directors held nine meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

    Until May 2001, the members of the Audit Committee were Thomas Maloof and Ronald Reck. In May 2001, the Audit Committee was expanded to three members, and Mark Layton was appointed as the third member. The Audit Committee held three meetings during the year ended December 31, 2000. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

    In 2000, the members of the Compensation Committee were Sam Khulusi and Thomas Maloof. The Compensation Committee held one formal meeting during the year ended December 31, 2000 and met a number of times on an informal basis. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

    The Company has no nominating committee or any committee performing those functions. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

Compensation of Directors

    During fiscal year 2000, the Company compensated directors who were not employed by the Company or its affiliates $5,000 per meeting attended, and $1,000 per telephone meeting, plus expenses for services as a director. During 2000, the Company paid Tom Maloof $7,750 in consulting fees in connection with his work on cost controls. Directors of the Company are eligible to participate in the Company's 1994 Stock Incentive Plan. During 2000, the Company granted 20,000 shares to each of Sam U. Khulusi, Thomas A. Maloof, and Ronald B. Reck under the Company's 1994 Stock Incentive Plan. The options were granted at $5.00 per share (which was the fair market value as of the date of grant), vest 25% per year over a 4-year period, and expire 10 years from the date of grant. During 2001, the Board amended the Director compensation plan for fiscal 2001 to include a $16,000 retainer, $2,500 for each board meeting and $1,000 for each committee meeting.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other three executive officers whose compensation exceeded $100,000 during the 2000 fiscal year.

                          Summary Compensation Table

                                                                                          Long Term
                                                                                         Compensation
                                                        Annual Compensation                 Awards
                                             ---------------------------------------     --------------
                                                                                                                 All Other
                                               Fiscal         Salary         Bonus          Options            Compensation
Name and Principal Position                     Year           ($)            ($)           (#)(1)                ($)(2)
---------------------------                  ----------     ----------     ---------     --------------     -------------------
Frank F. Khulusi............................       2000        400,000            --                 --              2,438
  Chairman, President and                          1999        400,000            --             50,000              2,531
  Chief Executive Officer                          1998        400,000            --                 --              2,438

Theodore R. Sanders(3)......................       2000        207,382        46,833                 --(4)           10,884(5)
  Chief Financial Officer                          1999        171,732        27,500             13,000              10,425(6)
                                                   1998        147,692        36,225             50,000                  --

Scott W. Klein(7)...........................       2000        309,150        46,052                 --              67,682(8)
  Former President                                 1999        207,403        25,000            325,000(9)           82,358(10)


Daniel J. DeVries...........................       2000        248,904        29,642                 --              10,594(11)
  Executive Vice President,                        1999        225,000        18,000             35,000(12)          10,768(13)
  Sales and Marketing                              1998        207,221            --             30,000               1,972
_________________

(1) Excludes options acquired as a result of the spin-off of uBid, in which all options to purchase the Company's common stock were converted into options to purchase both shares of the Company's common stock and uBid common stock.

(2) Unless otherwise specified, the number constitutes Company matching contributions under its 401(k) plan.

(3) Mr. Sanders joined the Company in May 1997 and was promoted to Chief Financial Officer in September 1998.

(4) Does not include options to purchase an aggregate of 40,000 shares of eCOST.com granted to Mr. Sanders in 2000.

(5) Represents automobile allowance of $9,730 and 401(k) matching contributions of $1,154.

(6)  Represents automobile allowance.

(7) Mr. Klein joined the Company in May 1999, was promoted to President in July 1999, and resigned in March 2001.

(8) Represents automobile allowance of $3,940, relocation payments of $61,242 and 401(k) matching contributions of $2,500.

(9) Does not include options to purchase an aggregate of 150,000 shares of eCOST.com granted to Mr. Klein in 1999.

(10) Represents automobile allowance of $16,420 and relocation payments of $65,938.

(11) Represents automobile allowance of $8,418 and 401(k) matching contributions of $2,176.

(12) Does not include options to purchase an aggregate of 100,000 shares of eCOST.com granted to Mr. DeVries in 1999.

(13) Represents automobile allowance of $8,618 and 401(k) matching contributions of $2,150.

Option Grants in Last Fiscal Year

  There were no grants to purchase the Company's common stock to named executive officers during fiscal 2000.

  The following table provides information on options to purchase shares of eCOST.com, a subsidiary of the Company, during the 2000 fiscal year to the following named executive officers:

                                                 Individual Grants
                            ---------------------------------------------------------------
                                                                                                 Potential Realizable
                                                                                                   Option Value at
                            Number of         Percent                                            Assumed Annual Rate
                            Securities        of Total                                             of Stock Price
                            Underlying        Options                                             Appreciation for
                             Options         Granted in         Exercise or                          Option Term
                             Granted           Fiscal           Base Price       Expiration      ------------------
Name                         (#)(1)            Year(2)            ($/sh)            Date          5%           10%
----                        ----------       -----------        ----------       ----------      ------------------
Theodore R. Sanders........   40,000             6.7%               1.00           6/11/09        $25,156   $63,750
---------------

(1) The options vest at a rate of 25% per year beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of eCOST.com or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

(2) The Company granted options to purchase an aggregate of 598,000 shares of eCOST.com common stock in fiscal 2000.

(3) The potential realizable values assume that the fair market value of the eCOST.com common stock on the date of grant will appreciate at the indicated rate compounded annually for the entire ten-year term of the option and that the option is exercised and sold on the last day of its term. The 5% and 10% assumed annual rates of appreciation are mandated by the Securities and Exchange Commission and do not reflect estimates or projections of future growth of eCOST.com common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

    The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the year-end value of unexercised options. None of the named executives exercised options during the 2000 fiscal year.


                              Number of Securities
                        Underlying  Unexercised Options            Value of Unexercised
                                   at End of                       In-the-Money Options
                                Fiscal 2000 (#)                 at End of Fiscal 2000($)(1)
                        ------------------------------        -------------------------------
      Name              Exercisable      Unexercisable        Exercisable       Unexercisable
      ----              -----------      -------------        -----------       -------------
Frank F. Khulusi.......    112,500           37,500                --                 --
Theodore R. Sanders....     35,050           43,750                --                 --
Scott W. Klein.........     65,000          260,000                --                 --
Daniel J. DeVries......    139,550           54,250                --                 --
---------------

(1) Value based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 29, 2000, which was $1.125, less the exercise price, times the number of shares issuable pursuant to such options.

    The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information with respect to the value of unexercised options to purchase shares of eCOST.com as of December 31, 2000. No options to purchase eCOST.com common stock were exercised by the named executive officers during the 2000 fiscal year.


                                                         Number of Securities
                                                    Underlying Unexercised Options                   Value of Unexercised
                                                              at End of                             In-the-Money Options at
                                                           Fiscal 2000 (#)                         End of Fiscal 2000($)(1)
                                                  ----------------------------------          -----------------------------------
Name                                              Exercisable          Unexercisable          Exercisable           Unexercisable
----                                              -----------          -------------          -----------           -------------
Theodore R. Sanders.............................       10,000                 30,000                   --                      --
Scott W. Klein..................................       30,000                120,000              $24,000                 $96,000
Daniel J. DeVries...............................       40,000                 60,000              $32,000                 $48,000
---------------

(1) There was no public trading market for the common stock of eCOST.com as of December 31, 2000. Accordingly, the value of unexercised in-the-money options listed in the table has been calculated on the basis of $1.00 per share, which was the assumed fair value of the eCOST.com common stock at December 31, 2000, less the applicable exercise price per share, multiplied by the number of shares underlying such options.


Compensation Committee Interlocks and Insider Participation

    Sam Khulusi, who serves on the Company's Compensation Committee, served as an executive officer of the Company until February 1996. Mr. Khulusi is a stockholder, director or executive officer of certain entities with which the Company has engaged in several transactions, which are described under the caption "Certain Relationships and Related Transactions" herein. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such companies.


Employment Agreements

    In January 1995, the Company entered into a three-year employment agreement with Frank F. Khulusi (the "Employment Agreement"). Although the original term of the Employment Agreement expired January 1, 1998, the Employment Agreement further provides for one-year automatic extensions if the Employment Agreement is not terminated by the Company or Mr. Khulusi. In 1997, the Employment Agreement provided for an annual base salary to Mr. Khulusi of $400,000. The Employment Agreement also provides that Mr. Khulusi is entitled to certain severance benefits in the event that his employment is terminated by the Company "without cause" or by Mr. Khulusi for "good reason" or following a "change of control" (all as defined in the Employment Agreement). In such cases, Mr. Khulusi would receive two times his salary and bonus for the preceding twelve months in a lump sum distribution following notice of termination.

    The Company entered into an employment agreement with Scott Klein on July 22, 1999. Pursuant to this agreement, Mr. Klein received an annual base of $309,150, a discretionary bonus, and a one-time grant of options to purchase 325,000 shares of Common Stock under the 1994 Stock Incentive Plan. Mr. Klein resigned in March 2001. Under the terms of his resignation agreement, Mr. Klein will remain a consultant to the company for a period of time following his resignation, and receive compensation equal to his monthly salary plus benefits for each month he remains a consultant.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and ten percent stockholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with except that Mr. Klein filed a late Form 4 with respect to one transaction.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

    The Compensation Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock option plans and, within the terms of the respective stock option plan, determines the terms and conditions of issuances thereunder. The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

Compensation Policies

    The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

    There are three primary elements in the Company's executive compensation program:

         .  Base salary

         .  Bonus

         .  Stock options

    Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

    Bonuses are paid pursuant to executive bonus plans. Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets. A new executive bonus plan was approved during 2000 to provide a bonus pool of 10% of the incremental quarterly pre-tax profits for the core business over the comparable quarter for the prior year. If the prior year core business pre-tax results were a loss, the bonus calculation is adjusted assuming prior year core business pre-tax results were break-even.

    The Chief Executive Officer's bonus, if any, is determined as set forth in his employment contract, as described above.

    The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

Compensation of Chief Executive Officer

    In establishing the Chief Executive Officer's overall compensation, the Compensation Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,000 in his employment agreement with the Company and is currently his base salary for 2001. In 2000, the Chief Executive Officer was not paid a bonus and was not granted any stock options.

Policy Regarding Deductibility of Compensation for Tax Purposes--Compliance With Internal Revenue Code Section 162(m)

    Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). However, none of the Company's executives receive such compensation at levels that approach the
Section 162(m) $1 million limit. The Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as "performance-based" compensation. However, such grants cannot qualify until such grants are made by a committee consisting of "outside directors" under Section 162(m). Prior to March 1999, the Compensation Committee did not meet this requirement.

                            Compensation Committee

                                Sam U. Khulusi
                               Thomas A. Maloof

                            STOCK PERFORMANCE GRAPH

     The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Nasdaq Stock Market-US Companies Index (''Nasdaq-US'') and the Nasdaq Retail Trade Index (''Nasdaq-Retail''). The graph assumes $100 invested at the per-share clsoing price of the Company's common stock and each of the indices on December 31, 1995. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                Among IdeaMall, Inc., Nasdaq-US, Nasdaq-Retail





                             [CHART APPEARS HERE]





      Measurement Period                                     NASDAQ STOCK           NASDAQ RETAIL
     (Fiscal Year Covered)          IdeaMall, Inc.           MARKET (U.S.)              TRADE
     ---------------------          --------------           -------------          -------------
     Measurement Date
     12/31/95                            $100                     $100                   $100
     FYE 12/96                           $ 40                     $123                   $119
     FYE 12/97                           $ 54                     $151                   $140
     FYE 12/98                           $174                     $213                   $171
     FYE 12/99                           $151                     $395                   $150
     FYE 12/00                           $ 23                     $238                   $ 92

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2000.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence.

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The Audit Committee has also considered whether the provision of services by PricewaterhouseCoopers LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                                Audit Committee

                               Thomas A. Maloof
                                Ronald B. Reck

                                 *     *     *

     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the 2000 fiscal year, the Company sold computers and computer products in the ordinary course of business aggregating $363,635 to ERUCES, Inc. and $179,994 to Vibex Software. Sam Khulusi, a member of the Company's board of directors, is currently a director of ERUCES and the Chairman and Chief Executive Officer of Vibex Software. Sam Khulusi is a principal stockholder of ERUCES and Vibex. Frank Khulusi, Chairman, President and CEO of the Company, is a principal stockholder of ERUCES.

Relationship with uBid, Inc.

     In June 1999, the Company distributed to its stockholders all of the shares of common stock of its subsidiary uBid, Inc., which constituted approximately 80.1% of uBid outstanding common stock. Prior to the spin-off, uBid entered into several agreements with the Company providing for the separation of the two companies and the distribution of the Company's uBid common stock to its stockholders, the provision by the Company of certain interim services to uBid, employee benefit arrangements and tax and other matters. These agreements are discussed below.

     In April 2000, CMGI Inc. acquired all of the outstanding stock of uBid in a stock-for-stock merger. Prior to the merger, Frank Khulusi, the Company's Chairman, President and Chief Executive Officer, owned approximately 11% of uBid's common stock and served as a director of uBid until November 1999. His brother, Sam Khulusi, who is a director and principal stockholder of the Company, owned approximately 12% of uBid's common stock prior to the merger.

Separation and Distribution Agreement

     The Separation and Distribution Agreement uBid entered into with the Company set forth certain agreements among uBid and the Company, with respect to the principal corporate transactions required to effect the spin-off and certain other agreements governing the relationship among the parties thereafter.

     The Distribution. Under the Separation and Distribution Agreement, uBid and the Company agreed that neither would take, or permit any of its respective affiliates to take, any action which reasonably could be expected to prevent the distribution from qualifying as a tax-free distribution to the Company and its stockholders pursuant to Section 355 of the Internal Revenue Code. Accordingly, uBid agreed not to issue or grant, directly or indirectly, any shares of uBid capital stock or any rights, warrants, options or other securities to purchase or acquire any shares of uBid capital stock that would affect the tax-free nature of the distribution.

     Registration Rights. The Separation and Distribution Agreement provided that Frank and Sam Khulusi will have the right in certain circumstances, but in no event prior to 180 days after the distribution, to require uBid to register for resale shares of uBid common stock held by them under the Securities Act, subject to certain conditions, limitations and exceptions. uBid also agreed with Frank and Sam Khulusi that if it filed a registration statement for the sale of securities under the Securities Act, then they may, subject to certain conditions, limitations and exceptions, include in that registration statement shares of uBid common stock held by them. In addition, for an additional 90 days after this 180-day period, uBid would be entitled to include uBid shares in any requested demand registration and to reduce the number of shares to be sold by Frank and Sam Khulusi thereunder to a minimum of 20%, collectively, of the total offering plus the amount of any underwriters' over-allotment option. uBid also agreed to bear up to $100,000 of the cost of the first, and up to $50,000 of the second, requested registrations and will bear the cost of all piggyback registrations.

     Releases and Indemnification. uBid agreed to indemnify, defend and hold harmless the Company and each of the Company's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:
(1) the failure of uBid or any other person to pay, perform or otherwise promptly discharge any liabilities of uBid in accordance with their respective terms; (2) any breach by uBid of the Separation and Distribution Agreement or any of the other agreements described below; and (3) material misstatements or omissions with respect to all information contained in the prospectus or the registration statement used in connection with uBid's initial public offering.

     Except as provided in the Separation and Distribution Agreement, the Company agreed to indemnify, defend and hold harmless uBid and each of its directors, officers and employees from and against all liabilities relating to, arising out of or resulting from the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company other than the liabilities of uBid, and any breach by the Company of the Separation and Distribution Agreement or any of the agreements described below. Neither uBid nor the Company is obligated under the Separation and Distribution Agreement to indemnify the other for: (1) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to the other under the Separation and Distribution Agreement or any of the agreements discussed below;
(2) any liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business between the parties prior to December 9, 1998; (3) any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one party at the request or on behalf of the other; (4) any liability that uBid or the Company may have with respect to indemnification or contribution pursuant to the Separation and Distribution Agreement for claims brought against other party by third persons; or (5) generally, any liability the release of which would result in the release of any person other than a person released pursuant to the Separation and Distribution Agreement. The Separation and Distribution Agreement also contains provisions that govern, except as otherwise provided in any of the agreements discussed below, the resolution of disputes, controversies or claims that may arise between or among the parties. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management (or other mutually agreed) representatives of the parties. If such efforts are not successful, any party may submit the dispute, controversy or claim to mandatory, binding arbitration, subject to the provisions of the Separation and Distribution Agreement. The Separation and Distribution Agreement contains procedures for the selection of a sole arbitrator of the dispute, controversy or claim and for the conduct of the arbitration hearing, including certain limitations on discovery rights of the parties. These procedures are intended to produce an expeditious resolution of any such dispute, controversy or claim.

     In the event that any dispute, controversy or claim is, or is reasonably likely to be, in excess of $5 million, or in the event that an arbitration award in excess of $5 million is issued in any arbitration proceeding commenced under the Separation and Distribution Agreement, subject to certain conditions, any party may submit such dispute, controversy or claim to a court of competent jurisdiction and the arbitration provisions contained in the Separation and Distribution Agreement will not apply. In the event that the parties do not agree that the amount in controversy is in excess of $5 million, the Separation and Distribution Agreement provides for arbitration of such disagreement.

     Noncompetition; Certain Business Transactions. The Separation and Distribution Agreement provides that, for a period of nine months after the date of the spin-off, the Company would not directly or indirectly, including by way of acquisition of other companies, engage in the Internet online auction business in substantially the same manner and format as conducted by uBid on the date of the Separation and Distribution Agreement.

     Expenses. Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, each party agreed to bear its own respective third-party fees, costs and expenses paid or incurred in connection with the spin-off.

     Stock Option Adjustments. Options to purchase common stock of the Company that were outstanding as of the date of the spin-off were adjusted to become options to purchase shares of both the Company common stock and uBid common stock, subject to certain limited exceptions. The number of shares of uBid common stock that was covered by these options was based upon the ratio of the number of shares of uBid common stock distributed to the Company's stockholders in the spin-off, divided by the total number of shares of Company Common Stock outstanding on the record date for the spin-off. In addition, the exercise price for each adjusted option was allocated between the option to purchase Company Common Stock and the option to purchase uBid common stock based on the respective pre- and post-distribution prices of Company Common Stock and uBid common stock on the Nasdaq National Market to preserve the intrinsic value and ratio of exercise to market price of the options both before and after the spin-off.

Tax Indemnification and Allocation Agreement

     Prior to the spin-off, uBid entered into a Tax Indemnification and Allocation Agreement with the Company, which provides that if any one of certain events occurs, and such event causes the distribution not to be a tax-free transaction to the Company under Section 355 of the Internal Revenue Code, uBid will indemnify the Company for income taxes the Company may incur by reason of the distribution not so qualifying. These events include any breach of representations relating to its activities and ownership of uBid capital stock made to the Company or in connection with obtaining an IRS revenue ruling or tax opinion relating to the spin-off. In connection with the distribution, uBid made various representations regarding its intentions at the time of the distribution with respect to its business. The Tax Indemnification and Allocation Agreement also provides that the Company will indemnify uBid for taxes for which uBid has no liability to the Company under the circumstances described above. Regardless of the indemnification provisions of such agreement, the Company and uBid will each be severally liable to the Internal Revenue Service for the full amount of any such federal corporate level tax that is not paid by the other.

     At the time of the spin-off, the Company received an opinion from PricewaterhouseCoopers LLP to the effect that for federal income tax purposes the spin-off will qualify as a tax-free spin-off under Section 355 and that no gain or loss will be recognized by the Company or by holders of Company Common Stock upon the spin-off.

     If the spin-off did not qualify as tax-free as a result of Section 355(e), then the Company would recognize capital gain equal to the excess of (x) the fair market value of the shares of uBid common stock the Company distributed to its stockholders over (y) its adjusted tax basis in uBid common stock.

     In addition to the foregoing indemnities, the Tax Indemnification and Allocation Agreement provides for: (1) the allocation and payment of taxes for periods during which uBid and the Company are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes; (2) the allocation of responsibility for the filing of tax returns; (3) the conduct of tax audits and the handling of tax controversies; and (4) various related matters.

     For periods during which uBid was included in the Company's consolidated federal income tax returns or state consolidated, combined, or unitary tax returns (which will include the periods on or before the date of the spin-off), uBid was required to pay an amount of income tax equal to the amount uBid would have paid had it filed its tax return as a separate entity, except in cases where the consolidated or combined group as a whole realizes a detriment from consolidation or combination. uBid is responsible for its own separate tax liabilities that are not determined on a consolidated or combined basis. uBid will also be responsible in the future for any increases to the consolidated tax liability of uBid and the Company that is attributable to uBid, and will be entitled to refunds for reductions of tax liabilities attributable to uBid for prior periods.

     As noted above, uBid has agreed to indemnify the Company for any tax liability suffered by the Company arising out of actions by uBid after the distribution that would cause the distribution to lose its qualification as a tax-free distribution or to be taxable to the Company for federal income tax purposes under Section 355 of the Internal Revenue Code. To ensure that issuances of equity securities by uBid will not cause the distribution to be taxable to the Company, uBid agreed to certain restrictions on its ability to issue and repurchase its equity securities until three years following the distribution date. Until the second anniversary of the distribution date, uBid cannot issue its common stock or other equity securities, including the shares sold in its initial public offering and any other stock offerings, that would cause the number of shares of its common stock distributed by the Company in the distribution to constitute less than 60% of the outstanding shares of its common stock unless uBid first obtains either the consent of the Company or a favorable IRS letter ruling that the issuance will not affect the tax-free status of the distribution. After this period until the end of the third year from the distribution date, uBid cannot issue its common stock and other equity securities that, when combined with equity securities sold in and after its initial public offering, would cause the number of shares of its common stock distributed by the Company in the distribution to constitute less than 55% of the outstanding shares of its common stock unless uBid first obtains the consent of the Company or a favorable IRS letter ruling or opinion of tax counsel that the issuance would not affect the tax-free status of the distribution. These restrictions on the issuance of equity securities may severely limit its ability to raise necessary capital or to complete acquisitions of other companies using its equity securities. The same requirements for an IRS letter ruling or consent of the Company are generally applicable to any proposed repurchases of its common stock during these restricted periods. The foregoing restrictions do not apply to uBid's issuance of debt securities that are not convertible into uBid common stock or other equity securities.

     In connection with the merger agreement between uBid and CMGI, those two parties and the Company entered into an amendment to the tax indemnification agreement which amendment became effective upon the closing of the merger of uBid and CMGI. The amendment:

 . deleted from the tax allocation agreement all provisions that would prohibit uBid from undertaking the merger;

 . provided that neither the negotiation of the merger nor the consummation thereof constitutes a breach of uBid's obligations under the agreement;

 . provided that CMGI agreed to unconditionally guarantee any indemnification obligation that uBid may have under the tax indemnification agreement;

 . provided that if a party to the amendment becomes aware of any proceeding, such as a tax audit or tax controversy, that could give rise to an obligation under the tax allocation agreement, such party must give notice to all other parties to the amendment; and

 . provided that in the event of such a proceeding, both the party subject to the proceeding and any party who may have an indemnification obligation with respect to such proceeding shall jointly control the proceeding.

Sublease Agreement

     Until July 1998, uBid was dependent on the Company for warehousing and distribution services. In July 1998, uBid became responsible for its own warehousing and distribution and entered into a sublease for 100,000 square feet of the Company's 325,000 square foot distribution center in Memphis, Tennessee. In October 1999, uBid entered into a sublease which provides for the continued use of the Company's inventory control and shipping systems during the term of the sublease. The sublease is at a monthly rate equal to the Company's obligation to the landlord, plus taxes and utilities, and will expire in 2002. In December 1999, uBid subleased an additional 70,000 square feet at the Company's distribution center in Memphis that expires in 2001. During the 2000 fiscal year, uBid paid the Company an aggregate of $2.2 million under the sublease arrangement, which included accrued and current lease payments, as well as prepayments of certain elements of the sublease through the term of the sublease.

Other Relationships with uBid

     Payable to the Company. From uBid's inception in April 1997 until its initial public offering, the Company provided funds to finance its operations in the form of advances that bear interest at the prime rate. uBid had amounts due to the Company for working capital and fixed asset purchases totaling approximately $3.3 million as of December 31, 1999, all of which was repaid in June 2000.

                                 PROPOSAL TWO

                    AMENDMENT TO CHANGE THE COMPANY'S NAME
                               TO PC MALL, INC.


Proposed Amendment to Article 1 of the Certificate of Incorporation

     The Certificate of Incorporation currently specifies that the name of the Company is "IdeaMall, Inc." In January 2001, the Company's Board of Directors voted to amend Article 1 of the Certificate of Incorporation to change the name of the Company to "PC Mall, Inc." and to submit such proposal for stockholder approval.

     The Board of Directors has adopted resolutions setting forth the proposed amendment to Article 1 of the Certificate of Incorporation, the advisability of the proposed amendment, and a call for submission of the proposed amendment for approval by the Company's stockholders at the Annual Meeting. If approved by Company stockholders, Article 1 of the Certificate of Incorporation would be amended in its entirety to read as follows:

                "The name of the corporation is PC Mall, Inc."

Purpose and Effect of the Proposed Amendment

     The Board of Directors believes that it is in the Company's best interest to change the Company's name from "IdeaMall, Inc." to "PC Mall, Inc." The Board believes that changing the Company's name to PC Mall, Inc. better reflects the focus the Company places on its core business opportunities.

     The amendment to the Certificate of Incorporation changing the Company's name to PC Mall, Inc., if approved by stockholders, will be effective upon the execution, acknowledgement and filing of a certificate of amendment with the Delaware Secretary of State.

Board Recommendation and Stockholder Vote Required

     The Board of Directors has adopted and approved the proposed amendment to
Article 1 of the Certificate of Incorporation, subject to the requisite approval by the Company's stockholders. The Board of Directors of the Company has considered the proposed amendment and recommends that the Company's stockholders adopt the proposed amendment to Article 1 of the Certificate of Incorporation as set forth in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment to Article 1. Shares held by persons who abstain from voting on the proposal and broker ''non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

                                PROPOSAL THREE

                           RATIFICATION AND APPROVAL
                 OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1994. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     The Audit Committee considered whether PricewaterhouseCoopers' provision of any professional services other than its audit of the Company's annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.

  The Company incurred the following fees to PricewaterhouseCoopers LLP during the 2000 fiscal year:

 .  Audit Fees. PricewaterhouseCoopers LLP billed the Company an aggregate of
   ----------
   $238,400 for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

 .  Financial Information Systems Design and Implementation Fees. The Company did
   ------------------------------------------------------------
   not engage PricewaterhouseCoopers LLP for financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the most recent fiscal year.

 .  All Other Fees. PricewaterhouseCoopers LLP billed the Company an aggregate of
   --------------
   $77,617 for professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

Board Recommendation and Stockholder Vote Required

     The Board of Directors recommends a vote FOR ratification of the appointment of the independent accountant. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker ''non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy. If the appointment is not ratified by the stockholders, the Board of Directors is not obligated to appoint other independent accountants, but the Board of Directors will give consideration to such unfavorable vote.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than February 19, 2002, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered ''timely'' within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, notice of any such stockholder proposals must be given to the Company in writing not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the 2001 meeting, which is set forth on page 1 of this Proxy Statement (or the date on which the Company mails its proxy materials for the 2002 Annual Meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder's notice to the Company must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting,
(b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, the Company's Bylaws require written notice to be received by the Company not less than 30 days nor more than 60 days before the meeting, unless less than 40 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposals nominee and the stockholder making the nomination.

                                 OTHER MATTERS

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Any Proxy in which no direction is specified will be voted in favor of each of the nominees and the matters to be considered.

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

     Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Theodore R. Sanders, Chief Financial Officer, IdeaMall, Inc., 2555 W. 190th Street, Torrance, California 90504.

                                      By Order of the Board of Directors,

                                      /s/ FRANK F. KHULUSI

                                      Frank F. Khulusi
                                      Chairman of the Board, President and
                                      Chief Executive Officer

May 22, 2001
Torrance, California

APPENDIX A
                        CHARTER OF THE AUDIT COMMITTEE
                                IDEAMALL, INC.

                             PURPOSE AND AUTHORITY

     The audit committee (the "Committee") for IdeaMall, Inc., a Delaware company (the "Company"), is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     In addition, the Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.


                             COMMITTEE MEMBERSHIP

     The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board subject to the following requirements:

          (i) each of the Members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable time period after his or her appointment to the Committee;

          (ii) at least one (1) of the Members must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

          (iii) each Member must be either (a)an independent director or (b) the Board must determine it to be in the best interests of the Company and its stockholders to have one (1) director who is not independent, and the Board must disclose the reasons for its determination in the Company's first annual proxy statement or information statement subsequent to such determination, as well as the nature of the relationship between the Company and director. Under such circumstances the Company may appoint one
     (1) director who is not independent to the Committee, so long as the director is not a current employee or officer, or an immediate family member of a current employee or officer.


                          DUTIES AND RESPONSIBILITIES

     The Committee shall report, at least annually, to the Board. Further, the Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

  2. Review the annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements;

  3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

  4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q;

  5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

  7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board;

  8.      Approve the fees to be paid to the independent auditor;

  9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor;

  10. Evaluate together with the Board the performance of the independent auditor and, if deemed necessary by the Committee, recommend that the Board replace the independent auditor;

  11. Review the appointment of, and any replacement of, the senior internal auditing executive;

  12. Review the significant reports to management prepared by the internal auditing department and management's responses;

  13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit;

  14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act.

  16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  17. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter. Such review
                                                              -----------
          should include:
          --------------

          a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
          b. Any changes required in the planned scope of the internal audit;
             and
          c. The internal audit department responsibilities, budget and staffing.

  18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

  19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

  20. Review with the Company's outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

  21.     Review related party transactions for potential conflict of interest;
          and

  22. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.


                                   MEETINGS

     The Committee will meet at least two times each year. The Committee may establish its own schedule which it will provide to the Board in advance.

     The Committee will meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.


                                    MINUTES

     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

PROXY                           IDEAMALL, INC.
                 ANNUAL MEETING OF SHAREHOLDERS--JUNE 19, 2001

      THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Frank F. Khulusi and Theodore R. Sanders, and each of them, with full power of substitution as proxies and agents (the ''Proxy Agents'') in the name of the undersigned, to attend the Annual Meeting of Shareholders of IdeaMall, Inc., a Delaware corporation to be held at the Company's Headquarters, located at 2555 W. 190th Street, Torrance, California 90504 on Tuesday, June 19, 2001 at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

  1.  ELECTION OF DIRECTORS

      ___ FOR all nominees listed below       ___ WITHHOLD AUTHORITY
          (except as marked to the contrary).     to vote for all nominees
                                                  listed below.


         (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

               Frank F. Khulusi       Sam U. Khulusi      Mark C. Layton
               Ronald B. Reck         Thomas A. Maloof


  2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION to change the name of the Company to "PC Mall, Inc."

           ___ FOR                ___ AGAINST         ___ ABSTAIN

  3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent accountants for the Company's current fiscal year.

           ___ FOR                ___ AGAINST         ___ ABSTAIN

  4. In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED
    IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.
                                                ---

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

Receipt of Notice of Annual Meeting of Shareholders, Annual Report for the year ended December 31, 2000 and Proxy Statement dated May 22, 2001, is hereby acknowledged by the undersigned.

Dated:____________________________________________________________________,2001

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                            Name, typed or printed

________________________________________________________________________________
                 Tax identification or social security number

________________________________________________________________________________
                                   Signature

________________________________________________________________________________
                            Name, typed or printed

________________________________________________________________________________
                 Tax identification or social security number